Exhibit 99.1

MEDIA CONTACT:

T. David Colgren

Colcomgroup, Inc.

646-536-5103

dcolgren@colcomgroup.com

FOR IMMEDIATE RELEASE

EDGAR® Online Inc. Announces Change In Board of Directors

New York, NY – April 2, 2008 — EDGAR® Online, Inc. (NASDAQ: EDGR) announced today that Ms. Susan Strausberg is stepping down from her position on the EDGAR Online Board of Directors. Ms. Strausberg was a founder and former Chief Executive Officer of EDGAR Online. She has chosen to focus full-time on another Internet start-up venture.

“Susan is a true entrepreneur with great vision and we thank her for founding and establishing EDGAR Online. We wish her much success in her future endeavors,” said Philip D. Moyer, President and Chief Executive Officer of EDGAR Online.

“EDGAR Online has been, and will continue to be, very important to me. I am proud of the company we built and feel that the time is right for me to seek new challenges and dedicate my time to other projects. As a shareholder and strong believer in the future growth potential of EDGAR Online, I wish Philip and the team great success,” said Ms. Strausberg.

Ms. Strausberg co-founded EDGAR Online in 1995 with her husband Marc Strausberg. Since that time she has served as a member of the Board of Directors, Chief Executive Officer, President and Secretary.

About EDGAR® Online, Inc.

EDGAR Online, Inc., www.edgar-online.com, is a leading provider of value-added business and financial information on global companies to financial, corporate and advisory professionals. The Company makes information and a variety of analysis tools available via online subscriptions and licensing agreements to a large user base.

Use of Forward-Looking Statements

This press release may contain “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this press release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements contained in EDGAR Online’s filings with the SEC. EDGAR Online disclaims any obligation to update or revise any forward-looking statements.

EDGAR(r) is a federally registered trademark of the U.S. Securities and Exchange Commission (SEC). EDGAR Online is not affiliated with or approved by the U.S. Securities and Exchange Commission.

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